Exhibit 99.1

IDEAYA Biosciences Reports Second Quarter 2026 Financial Results and Provides Business Update

•
Registrational OptimUM-02 trial of the darovasertib combination in metastatic uveal melanoma (mUM) met its primary endpoint; new drug application (NDA) filing is underway under the real-time oncology review program (RTOR) with completion expected in H2 2026
•
Updated data from Phase 2 OptimUM-01 trial (HLA*A2-positive mUM patient subset) and Phase 2 OptimUM-09 trial (neoadjuvant primary UM) to be presented at ESMO
•
Updated data from Hengrui-sponsored Phase 1 trial of IDE849 (DLL3 TOP1 ADC) in small-cell lung cancer (SCLC) and neuroendocrine carcinomas (NEC) patients to be presented at ESMO
•
Announced clinical collaboration with Roche to evaluate IDE892 (PRMT5) in combination with RG6505 (pan-RAS) in MTAP-deleted, RAS-mutant pancreatic cancer; targeting to initiate a Phase 1 combination trial in H2 2026
•
IDEAYA to host an R&D Day in Q4 focused on MTAP/CDKN2A, KRAS, and pancreatic cancer
•
~$1.24 billion of cash, cash equivalents, and marketable securities as of June 30, 2026; cash runway guidance into 2030 is unchanged based on current operating plan

SOUTH SAN FRANCISCO, Calif., Aug. 4, 2026 /PRNewswire/ -- IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a precision medicine oncology company committed to the discovery, development and commercialization of targeted therapeutics, today reported financial results for the second quarter ended June 30, 2026, and provided a business update.

"This quarter marked another successful step forward in our mission to deliver new, potentially best-in-class precision therapies for people with cancer. We presented the positive topline results at ASCO from our registrational Phase 2/3 OptimUM-02 trial in HLA*A2:01-negative metastatic uveal melanoma while continuing to advance our NDA submission and pre-commercial activities to support a possible commercial launch. Additionally, our clinical pipeline is poised to deliver several key updates throughout the remainder of 2026, including updated data from IDE849, our DLL3 TOP1 ADC, in SCLC and NEC and clinical progress in MTAP-deleted cancers with IDE892, our PRMT5 inhibitor, as both a monotherapy and in combination with IDE397, our proprietary MAT2A inhibitor, and RG6505, Roche’s Phase 1 pan-RAS inhibitor in NSCLC and PDAC, respectively. With over $1.2 billion in cash following our successful financing in June, IDEAYA is well-positioned to continue advancing our precision medicine pipeline through multiple key data updates,” said Yujiro S. Hata, President and Chief Executive Officer of IDEAYA Biosciences.

Selected Pipeline Developments and Corporate Updates

Exhibit 99.1

Darovasertib for Uveal Melanoma

•
IDEAYA presented complete data from the primary analysis of OptimUM-02 in a late-breaking oral presentation at the 2026 American Society of Clinical Oncology (ASCO) meeting in Chicago, Illinois. Data were from a total of 313 patients with first line (1L) HLA*A2:01-negative mUM as of a January 23, 2026 cutoff date, randomized 2:1 to darovasertib in combination with crizotinib (the darovasertib combination) or an investigator’s choice of therapy (ICT) arm reflective of real-world clinical practice that included ipilimumab plus nivolumab (anti-CTLA-4/PD-1) or pembrolizumab (anti-PD-1). The primary endpoint is median progression-free survival (PFS) as assessed by blinded independent central review (BICR). Secondary endpoints include safety and investigator assessed PFS, overall response rate (ORR), disease control rate (DCR) and duration of response.
o
The trial met its primary endpoint, with patients receiving the darovasertib combination demonstrating a statistically significant improvement in median PFS of 6.9 months versus 3.1 months in the ICT arm by BICR (HR: 0.42; 95% CI: 0.30, 0.59; p-value: <0.0001). A similar result was observed based on investigator assessment, with the combination leading to a median PFS of 6.7 months versus 2.7 months in the ICT arm (HR: 0.36; 95% CI: 0.26, 0.50, p-value: <0.0001).
o
Patients receiving the darovasertib combination also had clinically meaningful and statistically significant improvements across all key secondary endpoints.
o
Overall survival (OS) data was still immature as of the January 23, 2026 cutoff date; however, there was an early trend in OS improvement in the darovasertib combination arm relative to the ICT arm. IDEAYA plans to provide an update on the OS data as part of the pre-specified interim analysis expected in mid-2027.
o
Overall, the darovasertib combination was generally well-tolerated with a manageable safety profile, consistent with previous results and known side-effects of each agent.
•
IDEAYA has completed enrollment of approximately 100 HLA*A2:01-positive mUM patients in the single-arm, Phase 2 OptimUM-01 trial of the darovasertib combination. The company plans to present updated ORR, PFS and OS results from approximately 85 efficacy-evaluable HLA*A2:01-positive patients, including both first line and pre-treated patients, at the 2026 European Society of Medical Oncology (ESMO) Congress taking place in October in Madrid, Spain.
o
Data from OptimUM-01 will be included as part of IDEAYA’s NDA submission to the U.S. Food and Drug Administration (FDA) to support regulatory discussions that have the potential to expand the labeled indication of the darovasertib combination. IDEAYA also plans to publish data from OptimUM-01 for potential inclusion in the clinical practice guidelines to support the use of the combination

Exhibit 99.1

in certain HLA*A2:01-positive mUM patients. Inclusion in the clinical practice guidelines, if achieved, is intended to provide healthcare professionals with an evidence-based rationale to consider use of darovasertib in appropriate patients and may support payer coverage for such patients.
•
Updated clinical data will also be presented at ESMO from the ongoing Phase 2 OptimUM-09 trial of neoadjuvant darovasertib. Based on ongoing patient recruitment considerations for the global Phase 3 OptimUM-10 trial IDEAYA is assessing optimal capital allocation across its portfolio, including accelerating its investment into other high-value programs, such as the DLL3 registrational trial and MTAP/KRAS combination studies. As part of this assessment, the Company is evaluating whether published data from the OptimUM-09 trial could provide a pathway for inclusion in clinical practice guidelines, supporting the use and payer coverage of darovasertib in the neoadjuvant setting of primary uveal melanoma.
o
If successful, this approach has the potential to accelerate patient access while reducing the investment required to support clinical utility in the neoadjuvant setting, enabling increased focus on other strategic development priorities.
•
Following the successful completion of a Type C meeting with the FDA earlier this year, IDEAYA and its partner, Les Laboratoires Servier (Servier), initiated a global Phase 3 registrational trial (OptimUM-11) to evaluate the darovasertib combination in the adjuvant setting of primary uveal melanoma. OptimUM-11 will enroll approximately 450 patients with increased risk of metastasis, irrespective of HLA status, randomized 1:1 to 12-months of treatment with the combination or observation. The primary endpoint of the trial is relapse-free survival.

ADC / DDR combinations

•
IDE849 (DLL3 TOP1 ADC): IDEAYA’s partner in China, Jiangsu Hengrui Pharmaceuticals (Hengrui), plans to provide a clinical data update from their ongoing Phase 1 trial in SCLC and NEC at ESMO. The update will include updated ORR, PFS and safety data along with 12-month landmark OS data from approximately 100 patients enrolled in the trial. IDEAYA also plans to provide the first clinical data from its ongoing global Phase 1/2 trial of IDE849 in SCLC and NEC in the second half of 2026.
o
IDEAYA is having discussions with the FDA to align on the design of a Phase 3 registrational trial of IDE849 in refractory SCLC and/or NEC and plans to provide more detail on the proposed trial design with its data update in the second half of the year, with the goal of initiating the registrational trial by the end of 2026. Hengrui is also targeting to initiate a Phase 3 registrational trial for IDE849 in refractory SCLC in China by the end of 2026.
•
IDE161 (PARG): IDEAYA is also conducting a Phase 1 combination trial of IDE849 with IDE161, a potential first-in-class poly(ADP-ribose) glycohydrolase (PARG) inhibitor in patients with DLL3-upregulated solid tumors, including SCLC, NEC and melanoma.

Exhibit 99.1

IDEAYA has previously shared preclinical data demonstrating the mechanism of action and potential synergy of IDE161 in combination with TOP1-payload based ADCs in driving enhanced anti-tumor activity.
•
IDE034 (B7H3/PTK7 bispecific TOP1 ADC): IDEAYA plans to provide initial clinical data from its ongoing Phase 1 dose escalation trial by the end of 2026 or early 2027, which is expected to include preliminary safety and efficacy data. IDE034 is a potentially first-in-class B7H3/PTK7 bispecific TOP1 ADC designed to be internalized only when its target antigens are co-expressed on the same tumor cell, which may enhance its selectivity and tolerability profile relative to monovalent antibody formats.

MTAP pathway

•
IDE892 (PRMT5): monotherapy expansion has been initiated in the Phase 1/2 clinical trial evaluating IDE892 in MTAP-deleted solid tumors, with a focus on non-small cell lung cancer (NSCLC) and pancreatic ductal adenocarcinoma (PDAC). The expansion has been initiated at projected efficacious target human exposures where 24-hour target EC90 coverage has been achieved. The IDE892 maximum tolerated dose (MTD) has not yet been reached in the ongoing dose escalation.
•
IDE397 (MAT2A): a Phase 1/2 combination cohort was initiated to evaluate IDE892 with IDE397, IDEAYA’s proprietary MAT2A inhibitor, in MTAP-deleted cancers. Expansion is planned by year end 2026 or early 2027, with an initial clinical focus on MTAP-deleted NSCLC. Dual inhibition of MAT2A and PRMT5 has demonstrated durable and well-tolerated tumor regressions in preclinical MTAP-deleted tumor models, including in NSCLC.
•
In May, IDEAYA entered into a clinical trial collaboration with Roche to explore IDE892 in combination with RG6505, Roche’s proprietary Phase 1 pan-RAS inhibitor, in MTAP-deleted, RAS-mutant PDAC to target the genetic co-alterations of MTAP and KRAS in this indication. IDEAYA plans to begin a Phase 1 combination trial in the second half of 2026.
o
Upon joint IDEAYA and Roche approval, the collaboration may also evaluate a combination triplet with IDE892, RG6505, and IDE397, IDEAYA’s proprietary Phase 1/2 MAT2A inhibitor.

KAT6/7

•
IDE574 (KAT6/7): a Phase 1 dose escalation trial is underway in solid tumors including breast, prostate, colorectal and lung cancer. IDE574 is a selective, equipotent dual inhibitor of both KAT6 and KAT7 which spares other structurally similar paralogs, including KAT5 and KAT8, which are required for normal cell function. KAT6 and KAT7 are epigenetic modulators of cell identity and lineage commitment programs that are corrupted by oncogenic transformation.

Corporate

Exhibit 99.1

•
In June, IDEAYA successfully completed a public offering of 7,222,225 shares of common stock and pre-funded warrants to purchase 5,555,576 shares of common stock, inclusive of the underwriters’ full exercise of their option to purchase additional shares in the offering. Net proceeds from the offering were approximately $323.4 million, after deducting underwriting discounts, commissions and other expenses.
•
IDEAYA is targeting to host an MTAP/CDKN2A, KRAS, and Pancreatic Cancer R&D Day in the fourth quarter of 2026. Topics will include rational combination strategies to target the underlying tumor heterogeneity and adaptive plasticity in PDAC and other solid tumor indications. Additional agenda details and key participants will be provided at a later date.
•
As of June 30, 2026, IDEAYA had approximately $1.24 billion in cash, cash equivalents and marketable securities. IDEAYA’s cash runway guidance into 2030 is unchanged based on the current operating plan.

Financial Results for the Quarter Ended June 30, 2026

As of June 30, 2026, IDEAYA had cash, cash equivalents and marketable securities of approximately $1.24 billion, compared to $972.9 million as of March 31, 2026. The increase was primarily attributable to $323.4 million in net proceeds from the underwritten public offering and pre-funded warrants to purchase common stock and $33.1 million from the sale of common stock shares through IDEAYA’s at-the-market offering program, partially offset by net cash used in operations.

Collaboration revenue for the three months ended June 30, 2026, totaled $8.9 million, compared to $6.6 million for the three months ended March 31, 2026. Collaboration revenue was recognized for the performance obligations satisfied through June 30, 2026 related to the research and development services that are recognized over time under the Servier exclusive license agreement for darovasertib. As of June 30, 2026, the remaining balance for the research and development services performance obligations is $147.0 million related to the clinical development cost reimbursements anticipated under the license agreement that will be recognized as IDEAYA collaboration revenue over time as the research and development services are completed.

Research and development (R&D) expenses for the three months ended June 30, 2026 totaled $108.7 million, compared to $95.7 million for the three months ended March 31, 2026. The increase was primarily driven by higher clinical trial and personnel-related expenses to support IDEAYA’s programs.

General and administrative (G&A) expenses for the three months ended June 30, 2026 totaled $22.5 million, compared to $19.4 million for the three months ended March 31, 2026. The increase was primarily due to higher personnel-related expenses to support company growth and darovasertib commercial preparation activities.

Exhibit 99.1

The net loss for the three months ended June 30, 2026, was $112.5 million compared to the net loss of $98.5 million for the three months ended March 31, 2026. Total stock compensation expense for the three months ended June 30, 2026, was $16.7 million compared to $14.5 million for the three months ended March 31, 2026.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery, development, and commercialization of transformative therapies for cancer. Our approach integrates expertise in small-molecule drug discovery, structural biology and bioinformatics with robust internal capabilities in identifying and validating translational biomarkers to develop tailored, potentially first-in-class targeted therapies aligned to the genetic drivers of disease. We have built a deep pipeline of product candidates focused on synthetic lethality and antibody-drug conjugates, or ADCs, for molecularly defined solid tumor indications. Our mission is to bring forth the next wave of precision oncology therapies that are more selective, more effective, and deeply personalized with the goal of altering the course of disease and improving clinical outcomes for patients with cancer. IDEAYA's corporate presentation is available on its website: https://ir.ideayabio.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding IDEAYA Biosciences, Inc.’s (IDEAYA) expectations with respect to the timing, progress, and results of its clinical trials and preclinical programs; the potential safety, efficacy, and therapeutic benefits of its product candidates; the planned presentation and publication of clinical data; the timing and likelihood of regulatory submissions, including the planned NDA for darovasertib and participation in the FDA’s RTOR program; the potential for accelerated approval and label expansion; the initiation, design, and enrollment of current and future clinical trials; the development, advancement and potential termination of IDEAYA’s pipeline programs, including IDE849, IDE034, IDE892, IDE397, IDE161, and IDE574; the expected timing of clinical updates and milestones; the potential benefits of collaborations; and IDEAYA’s financial position, including its expected cash runway.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the timing, progress, and results of clinical trials and preclinical studies; the ability of IDEAYA to obtain and maintain regulatory approvals; uncertainties regarding the regulatory review process, including participation in the RTOR program; the potential for clinical data to differ

Exhibit 99.1

from preliminary or interim results; the ability to successfully develop, manufacture, and commercialize product candidates; competition from other biotechnology and pharmaceutical companies; the impact of global economic conditions; the ability to maintain and realize the potential benefits of collaborations; IDEAYA's ability to successfully establish, protect and defend its intellectual property; and other matters that could affect the sufficiency of existing cash to fund operations and other risks described in IDEAYA’s filings with the U.S. Securities and Exchange Commission (SEC), including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Forward-looking statements speak only as of the date of this press release, and IDEAYA undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor and Media Contact

IDEAYA Biosciences
Joshua Bleharski, Ph.D.
Chief Financial Officer
investor@ideayabio.com

Exhibit 99.1

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
	(Unaudited)		(Unaudited)
Collaboration revenue	$8,857	$6,560	$15,417	$-
Operating expenses:
Research and development	108,689	95,726	204,415	145,112
General and administrative	22,459	19,378	41,837	28,083
Total operating expenses	131,148	115,104	246,252	173,195
Loss from operations	(122,291)	(108,544)	(230,835)	(173,195)
Interest income and other income, net	9,839	10,005	19,844	23,526
Net loss	(112,452)	(98,539)	(210,991)	(149,669)
Unrealized (losses) gains on marketable securities	(1,176)	(2,761)	(3,937)	709
Comprehensive loss	$(113,628)	$(101,300)	$(214,928)	$(148,960)
Net loss per share attributable to common stockholders, basic and diluted	$(1.22)	$(1.11)	$(2.33)	$(1.69)
Weighted-average number of shares outstanding, basic and diluted	92,061,452	88,699,754	90,389,890	88,414,586

Exhibit 99.1

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Cash and cash equivalents and short-term and long-term marketable securities	$1,242,889	$1,049,685
Total assets	1,309,699	1,109,324
Total liabilities	110,794	86,390
Total liabilities and stockholders' equity	$1,309,699	$1,109,324